EXHIBIT 10.1

Operating Lease Agreement

Lessor（Party A）：                                                      Penglai City Gold Mining Holding Co. Ltd.
Legal Representative:                                                        Zhang Fuan
Address / Zip code:                                                           No.53 Dengzhou Road, Penglai / 265600

Lessee（Party B）：                                                      Penglai XinGuan Investment Ltd.
Legal Representative:                                                        Zhang Feize
Address / Zip Code:                                                          Wenshitang Village East, Cunliji Town, Penglai / 264000

Background

Given the mutual goals on the expansion of proved mine reserves, extension of mine life cycle, effective exploration of the proven reserves, increased production efficiency, and reduction of production costs, Party A and Party B shall act in accordance with the related state policies and regulations and have agreed on the followings regarding the leasing of all assets of the Cunliji gold mine (“the Lease Property”) to Party B under the principle of fairness and willingness:

1.	The Lease Property

The Lease Property shall include all assets of the Cunliji gold mine currently held by Party A.

2.	Property Information and Term of Lease

2.1	Party A shall lease all assets of the Cunliji gold mine to Party B.

2.2	The term of this lease shall be for 20 months from May 4, 2009 to January 3, 2011.

3.	Lease Deposit and Payment Term

3.1	Party B shall pay a rental deposit of RMB20M to Party A upon signing of this agreement.

3.2	Party B shall pay a monthly rent of RMB100,000 to Party A.

3.3	Payment term: Party B shall pay the rent for the whole lease term in a lump sum within seven (7) days after the expiration of this agreement.

4.	About the Lease

4.1 Effective from the date of this agreement, Party B shall hold the rights to manage and operate the Lease Property and shall be entitled to the revenue generated by the Lease Property.

4.2 Production equipment and facilities under the Lease Property shall be recorded in an asset checklist (Please refer to the attachment) and be transferred to Party B upon the execution of this agreement. Upon the expiration of this agreement, Party B shall return the same according to the asset checklist. Party B may purchase new equipment and facilities on its own costs, based on actual business needs. All such new purchases shall be owned by Party B. All maintenance costs related to the operation of the Lease Property shall be borne by Party B.

4.3 Party B shall seek advance approval from Party A concerning the proposed plan of modifying or exploring aisles above or below the mining wells of the Cunliji gold mine with the intention to meet the actual operating needs. All related costs shall be borne by Party B and all fixed assets resulted from this plan shall be owned by Party B.

4.4 Party B shall be obliged to establish its own management system, financial and accounting system in a legal way. Such systems shall not be implemented before reporting to Party A.

5.	Rights and Obligations

5.1	Rights and Obligations of Party A

5.1.1
Party A shall have the right to monitor Party B to ensure the Lease Property operating in a legal way. Should Party B operate the Lease Property illegally that results in any administrative or financial obligations to Party A, Party A shall have the right to request Party B to rectify the situation through written notice. If Party B fails to rectify within three months, Party A shall have the right to terminate this agreement.

5.1.2	Party A shall have the right to monitor proper use of equipment and facilities of the Lease Property by Party B in order to prevent any possible damage or destruction.

5.1.3	Party A shall be obliged to handle procedures in relation to any litigation or arbitration associated with the Lease Property.

5.1.4	During the lease term, Party A shall be restricted to interfere with the operation of the Lease Property.

5.1.5
Party A shall guarantee normal supply of water and electricity in the Lease Property (except for unusual situations like restricted supply of water and electricity by relevant government departments, repair and maintenance under special circumstances or failure to pay hydro / electric bills by Party B).

5.1.6	Party A shall be obliged to maintain the mining right of the Lease Property and shall bear all related costs.

5.1.7
Party A shall be liable to all claims and liabilities on the Lease Property that were borne prior to the execution of this agreement and is responsible for all losses incurred by Party B if the normal operation of Lease Property is adversely affected by such claims or liabilities.

5.1.8	Upon the execution of this agreement, Party A shall deliver all relevant certificates / documents / information of the Lease Property to Party B.

5.1.9	Party A shall be liable to any claims caused by the production activities of the Lease Property or other related reasons.

5.2	Rights and Obligations of Party B

5.2.1
Party B shall operate the Lease Property strictly in accordance with the PRC laws and regulations, and shall pay administration fees related to the operation of the Lease Property. Should any law or regulation be violated, Party B shall be liable to any legal, administrative or economic consequences caused.

5.2.2	Party B shall be restricted to sublease the Lease Property to a third party during the lease term.

5.2.3
Party B shall be restricted to use the Lease Property as a guarantee or collateral to a third party. Under such circumstance, Party A shall have the right to revoke this agreement and all relevant costs shall be borne by the Party B.

6.	Liability for Breach of Contract

6.1	Either party shall not terminate this agreement unilaterally.

6.2
During the lease term, this agreement shall be terminated due to i) force majeure (substantial change in government policy, land expropriation, natural disaster or extinction of either party during lease term) or ii) invalid contract due to in conflict with existing laws and regulations. Party A and Party B shall equally share the benefit or loss due to such circumstances.

7.	This agreement shall be deemed effective upon signing by both parties with proper registration with and approval by relevant government authority.

8.	Matters not covered in this agreement shall be negotiated in a supplemental agreement which shall have the same legal effect with this agreement.

9.	The contract is in quadruplicate with two copies for each party.

10.	For any dispute, either party shall resort to Shenzhen Arbitration Committee for arbitration.

PARTY A:	Penglai City Gold Mining Holding Co. Limited
Legal/Authorized Representative: (signed and sealed)
/s/ Fuan Zhang
Name: Fuan Zhang
Title: Director

PARTY B:	Penglai XinGuan Investment Limited
Legal/Authorized Representative: (signed and sealed)
/s/ Feize Zhang
Name: Feize Zhang
Title: Director

DATE	May 4, 2009